Exhibit 10.25







                              DELI UNIVERSAL, INC.

                    1997 NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of November 20, 1997, between Deli Universal, Inc., a corporation organized under the laws of Virginia (the "Company"), and D.G. Cohen Tervaert (the "Optionee"), is made pursuant and subject to the provisions of the Universal Corporation 1997 Executive Stock Plan and any future amendments thereto (the "Plan"). Capitalized terms not otherwise defined herein have the meanings given them in the Plan.

         1. Grant of Option. Pursuant to the Plan, the Company, on November 20, 1997, granted to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 17,000 shares of common stock of Universal Corporation ("Common Stock") at the option price of $38.94 per share. Such option will be exercisable as hereinafter provided.

         2. Terms and Conditions. This option is subject to the following terms and conditions:

                  (a) Expiration Date. The Expiration Date of this option is November 20, 2002.

                  (b)     Exercise of Option. This option shall be exercisable,
                           with respect to the total number of shares of Common Stock covered by this option, as set forth in paragraph 1 above, on and after the date hereof, and it shall continue to be exercisable with respect to such shares until the earlier of (i) termination of the Optionee's rights hereunder pursuant to paragraph 3 or 4, or (ii) the Expiration Date. A partial exercise of this option shall not affect the Optionee's right to exercise this option subsequently with respect to the remaining shares that are exercisable subject to the conditions of the Plan and this Agreement.

                  (c) Method of Exercising and Payment for Shares. This option shall be exercised by written notice (i) delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia, and (ii) telefaxed on the date of such delivery to the Secretary of Universal Corporation (Facsimile Number 804/254-3594). The written notice shall specify the number of shares being acquired pursuant to the exercise of the option when such option is being exercised in part in accordance with subparagraph 2(b) hereof. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by payment of the option price in full for each share of Common Stock being acquired pursuant to such exercise, in cash or cash equivalent acceptable to the Committee, by the surrender of shares of Common Stock with a Fair Market Value at the time of exercise equal to the option price, or by any combination of cash or acceptable cash equivalent and Common Stock having an aggregate Fair Market Value equal to the option price.

                  (d) Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Optionee, the Company in its discretion may agree to a "cashless exercise" of the option. Such cashless exercise shall be effected pursuant to the procedure to be established by the Company pursuant to the Plan, which may include a requirement that at least three (3) weeks prior to the exercise date the Optionee provide written notice requesting a cashless exercise to the Company and to Universal Corporation in the manner specified in subparagraph 2(c) above.

                  (e) Nontransferability. This option is nontransferable except by will or by the laws of descent and distribution. During the Optionee's lifetime, this option may be exercised only by the Optionee.

         3. Exercise During Employment. Subject to the two-year period for retirement, death and disability in paragraph 4, this option may not be exercised in whole or in part after the earlier of (i) the date ninety days after the date the Optionee terminates his employment with the Company or an Affiliate or (ii) the Expiration Date; provided, however, that the Optionee's right to exercise this option shall terminate immediately in the event the Optionee's employment with the Company or an Affiliate is terminated for cause as hereinafter defined or the Optionee is in violation of paragraph 6 hereof. For purposes of the preceding sentence, the Optionee's employment shall be deemed to have been terminated for cause if the Optionee's employment is terminated as a result of fraud, dishonesty or embezzlement from the Company or an Affiliate.

         4. Exercise in the Event of Retirement, Death, Disability. This option shall continue to be exercisable in full in the event that prior to the Expiration Date of this option the Optionee (i) retires (early, after age 55, normal, at age 65, or delayed retirement) or for any reason approved by the Committee in its absolute discretion or, (ii) dies or becomes totally and permanently disabled (as defined below) while employed by the Company or an Affiliate. In the event of death this option may be exercised by the Optionee's estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution. This option will continue to be exercisable for (x) the two-year period beginning on the date the Optionee retires or for any reason approved by the Committee, dies or terminates employment due to permanent and total disability, as the case may be, or (y) the remainder of the period preceding the Expiration Date, whichever is shorter. For purposes of this Agreement, "totally and permanently disabled" shall mean the incapacity of the Optionee by reason of bodily injury or disease which prevents the Optionee from performing the customary duties of his position with the Company or an Affiliate, provided such disability can be expected to continue for a lifetime.

         5. Exercise in the Event of Liquidation or Reorganization. In the event of a dissolution or liquidation of Universal Corporation or a merger or consolidation in which Universal Corporation is not the surviving corporation, the Optionee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise his option in full.

         6. Optionee Covenants. The Optionee recognizes that over a period of many years the Company and Universal Corporation and its Affiliates (including any predecessors or entities from which they might have acquired goodwill) have developed, at considerable expense, relationships with customers and prospective customers which constitute a major part of the value of the goodwill of the Company, Universal Corporation and the Affiliates. During the course of his employment by the Company, the Optionee will have substantial contact with these customers and prospective customers. In order to protect the goodwill of the Company's, Universal Corporation's and the Affiliate's businesses, the Optionee covenants and agrees that, in the event of the termination of his employment, whether voluntary or involuntary, he shall forfeit the option if he directly or indirectly as an owner, shareholder, director, employee, partner, agent, broker, consultant or other participant, for the period during which the option is exercisable:

                           (a) calls upon or causes to be called upon, or solicits or assists in the solicitation of any person, firm, association, or corporation, listed as a customer of the Company, Universal Corporation or any Affiliate on the date of termination of the Optionee's employment, for the purpose of selling, renting or supplying any product or service competitive with the products or services of the Company, Universal Corporation or any Affiliate; or

                           (b) performs for a competitor of the Company the same or similar services he or she performed for the Company.

         Subparagraphs (a) and (b) are separate and divisible covenants; if for any reason any one covenant is held to be invalid or unenforceable, in whole or in part, the same shall not be held to affect the validity or enforceability of the others, or of any provision of this Agreement. The period and scope of the restrictions set forth in this paragraph shall be reduced to the maximum permitted by the law actually applied to determine the validity of each subparagraph.

         7.  Fractional   Shares.   Fractional  shares  shall  not  be  issuable
hereunder, and when any provision hereof may entitle the Optionee to a fractional share such fraction shall be disregarded.

         8. No Right to Continued Employment. This option does not confer upon the Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

         9. Investment Representation. The Optionee agrees that unless such shares previously have been registered under the Securities Act of 1933 (i) any shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933.

         10. Change in Capital Structure. Subject to any required action by the shareholders of Universal Corporation, the number of shares of Common Stock covered by this option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of Universal Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by Universal Corporation.

         Subject to any required action by the shareholders of Universal Corporation, if Universal Corporation shall be the surviving corporation in any merger or consolidation, this option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to this option would have been entitled. A dissolution or liquidation of Universal Corporation or a merger or consolidation in which Universal Corporation is not the surviving corporation, shall cause this option to terminate, provided that the Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which Universal Corporation is not the surviving corporation, to exercise this option.

         In the event of a change in the Common Stock of Universal Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of Universal Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         Except as hereinbefore expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by Universal Corporation or the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this option.

         The grant of the option pursuant to the Plan shall not affect in any way the right or power of Universal Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Virginia.

         12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         13. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Optionee and the successors of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature hereto.


DELI UNIVERSAL, INC.                                        OPTIONEE



By:  _________________________________            _____________________________
                                                        D.G. Cohen Tervaert


0389187.04